UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2019

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2019, M. James Barrett, a member of the Board of Directors (the “Board”) of Senseonics Holdings, Inc. (the “Company” or “Senseonics”), advised the Company of his intention to retire from the Board effective June 30, 2019. Dr. Barrett’s retirement is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Dr. Barrett founded Senseonics, Incorporated and served as its Chief Executive Officer from 1997 to 2001.  Dr. Barrett has served as a director of Senseonics, Incorporated and, subsequently, the Company since November 1996. Dr. Barrett’s vision and many talents have been central to making the Company what it is today, and his wisdom and guidance have greatly benefitted the progress to becoming a global commercial business bringing life-changing benefits to people with diabetes in several countries around the world.

The Company’s Board, executive officers and employees thank Dr. Barrett for his dedication and countless contributions to Senseonics and wish him well in his retirement.  The Nominating and Corporate Governance Committee of the Board is conducting a search to identify an appropriate addition to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2019	SENSEONICS HOLDINGS, INC.

	By:	/s/ Jon D. Isaacson
	Name:	Jon D. Isaacson
	Title:	Chief Financial Officer